  As filed with the Securities and Exchange Commission on February 26, 1998

                                                    Registration No. 33-80700
  ===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------
                             Amendment No. 1 to
                                  FORM S-8
                           Registration Statement
                      Under The Securities Act of 1933

                           HALLMARK CAPITAL CORP.
           (Exact name of Registrant as Specified in its Charter)

WISCONSIN                               6711                   39-1762467
-------------------------------     -------------------------  ----------------
(State or other jurisdiction of     (Primary Standard          (I.R.S. Employer
incorporation or organization)      Industrial Classification  Identification
                                    Code Number)               No.)

                         7401 WEST GREENFIELD AVENUE
                         WEST ALLIS, WISCONSIN 53214
                               (414) 317-7100
             (Address, including Zip Code, and Telephone Number,
      including Area Code, of Registrant's Principal Executive Offices)


                           HALLMARK CAPITAL CORP.
                           1993 STOCK OPTION PLAN
                      FOR OUTSIDE DIRECTORS, AS AMENDED

                                     AND

                           HALLMARK CAPITAL CORP.
                         1993 INCENTIVE STOCK OPTION
                              PLAN, AS AMENDED
                          (Full title of the plans)

                             JAMES D. SMESSAERT
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           HALLMARK CAPITAL CORP.
                          7401 W. GREENFIELD AVENUE
                         WEST ALLIS, WISCONSIN 53214
                               (414) 317-7100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


                                 Copies to:

                            TERESA M. LEVY, ESQ.
                        MICHAEL BEST & FRIEDRICH LLP
                          100 EAST WISCONSIN AVENUE
                                 SUITE 3300
                         MILWAUKEE, WISCONSIN 53202


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                                                 CALCULATION OF REGISTRATION FEE
 ----------------------------------------------------------------------------------------------------------------------------
         TITLE OF                                           PROPOSED                 PROPOSED
        SECURITIES                                          MAXIMUM                   MAXIMUM                 AMOUNT OF
          TO BE                 AMOUNT TO BE             OFFERING PRICE              AGGREGATE               REGISTRATION
        REGISTERED              REGISTERED(1)              PER SHARE                 OFFERING                    FEE
-----------------------------------------------------------------------------------------------------------------------------
       Common Stock             144,400(2)                 $14.83(3)                 $2,141,452                $648.93
     $1.00 par value
        per share
-----------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Hallmark Capital Corp. 1993 Stock Option Plan for Outside Directors, as amended (the "Directors' Option Plan") and the Hallmark Capital Corp. 1993 Incentive Stock Option Plan, as amended (the "Incentive Option Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock of Hallmark Capital Corp. pursuant to Rule 416(a).

(2) Represents 43,300 shares reserved for issuance under the Directors' Option Plan and 101,100 shares reserved for issuance under the Incentive Option Plan.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Common Stock as reported on the NASDAQ National Market System on February 23, 1998.

                ________________________________________________


         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.












                           Total Number of Pages:  3
                           Exhibit Index on Page:  3

                    REGISTRATION OF ADDITIONAL SECURITIES



         This Amendment No. 1 to the Form S-8 Registration Statement is being filed to register the additional 144,400 shares of Common Stock authorized for issuance under the Directors' Option Plan and the Incentive Option Plan as a result of amendments to such plans approved by shareholders of the Company on October 30, 1997. Additional securities of the same class authorized for issuance under the Directors' Option Plan and the Incentive Option Plan are the subject of a Registration Statement on Form S-8 filed with the Commission on June 24, 1994 (File No. 33-80700) (the "1994 Form S-8"). The contents of the 1994 Form S-8 are incorporated by reference herein pursuant to Instruction E of Form S-8.









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

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Allis, State of Wisconsin on February 20, 1998.

                                        HALLMARK CAPITAL CORP.



                                        By: /s/ James D. Smessaert
                                            -------------------------------
                                            James D. Smessaert, President and
                                                 Chief Executive Officer

                              POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Smessaert and Arthur E. Thompson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                                          TITLE                                                     DATE
---------                                          -----                                                     ----
/s/ James D. Smessaert                             President, Chief Executive Officer
----------------------------------                 and Director (Principal Executive Officer)
James D. Smessaert

/s/ Arthur E. Thompson                             Chief Financial Officer and Treasurer
----------------------------------                 (Principal Financial and Accounting
Arthur E. Thompson                                 Officer)


/s/ Peter A. Gilbert                               Director
----------------------------------
Peter A. Gilbert

/s/ Reginald M. Hislop, III                        Director                                                  February 20, 1998
----------------------------------
Reginald M. Hislop, III

/s/ Charles E. Rickhem                             Director
----------------------------------
Charles E. Rickhem

                                                   Director
----------------------------------
Floyd D. Brink

/s/ Donald M. Zellmer                              Director
----------------------------------
Donald M. Zellmer





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

                                EXHIBIT INDEX

REGULATION S-K
 EXHIBIT NO.                      DESCRIPTION OF DOCUMENT
--------------                    -----------------------
Exhibit 4.1               Hallmark Capital Corp. 1993 Stock Option Plan for Outside Directors, as amended

Exhibit 4.2               Hallmark Capital Corp. 1993 Incentive Stock Option Plan, as amended

Exhibit 5                 Opinion of Michael Best & Friedrich LLP

Exhibit 23.1              Consent of KPMG Peat Marwick LLP

Exhibit 23.2              Consent of Michael Best & Friedrich LLP (included in Exhibit 5)

Exhibit 24                Power of Attorney (included as part of signature page)





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